Exhibit 99.1

Bill Barrett Corporation

Unaudited Pro Forma Condensed Consolidated Financial Information

On November 20, 2017, Bill Barrett Corporation (the “Company”) entered into an agreement with an unaffiliated third party to sell its remaining non-core assets located in the Uinta Basin (the “Assets”) under the Purchase and Sale Agreement between the Company and the unaffiliated third party dated November 20, 2017 (the “Agreement”) for cash proceeds of $110.0 million. The transaction is expected to close on or before December 31, 2017. Total cash consideration at time of closing is estimated at $103.0 million.

The following unaudited pro forma condensed consolidated balance sheet information as of September 30, 2017 is based on the historical financial statements of the Company, including certain pro forma adjustments, and has been prepared to illustrate the pro forma effect of the sale of the Assets on November 20, 2017 as if the sale had occurred on September 30, 2017.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016 are based on the historical financial statements of the Company, including certain pro forma adjustments, and assume that the sale of the Assets occurred on January 1, 2016.

The unaudited pro forma condensed consolidated financial information has been prepared based upon available information and management estimates. Actual amounts may differ from these estimated amounts. In preparing the pro forma information, the Company eliminated all revenues and expenses related to the Assets, but did not adjust commodity hedging activity. The unaudited pro forma condensed consolidated financial information is for informational purposes only and is not intended to represent or be indicative of the results of operations or financial position of the Company and should not be taken as indicative of the Company’s future results of operations or financial position. Actual results may differ significantly from those reflected in the unaudited pro forma condensed consolidated financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed consolidated financial information and actual results. The pro forma adjustments are described in Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the financial statements and notes and related Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(1)	Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements give effect to pro forma adjustments to reflect the sale of the Assets as if the sale had occurred on January 1, 2016 in the pro forma statements of operations for the nine months ended September 30, 2017 and for the year ended December 31, 2016 and as if the sale had occurred on September 30, 2017 in the pro forma condensed consolidated balance sheet.

(2)	Pro Forma Adjustments

The unaudited pro forma condensed consolidated statements of operations and condensed consolidated balance sheet reflect the effect of the following pro forma adjustments:

(a)	Cash proceeds from the sale of the Assets is estimated at $103.0 million at closing.

(b)	The sale of the Assets as if the sale had occurred on September 30, 2017. The Company classified the related assets and liabilities as held for sale as of September 30, 2017. See table below for detailed information:

As of September 30, 2017
(in thousands)
Assets
Proved oil and gas properties	$410,660
Unproved oil and gas properties, excluded from amortization	388
Furniture, equipment and other	1,567
Accumulated depreciation, depletion, amortization and impairment	(267,062)

Total assets held for sale	145,553
Liabilities
Asset retirement obligation held for sale	4,856

Total liabilities associated with assets held for sale	4,856

Net assets	$140,697

(c)	The effect on stockholders’ equity as a result of adjustments (a) and (b).

(d)	Elimination of sales of oil, natural gas and NGL related revenues directly related to the Assets for the nine months ended September 30, 2017 and for the year ended December 31, 2016. The production volumes eliminated through this pro forma adjustment were 526 MBbls of oil, 262 MMcf of natural gas and 9 MBbls of NGLs for the nine months ended September 30, 2017 and 692 MBbls of oil, 489 MMcf of natural gas and 19 MBbls of NGLs for the year ended December 31, 2016.

(e)	Elimination of direct other operating revenues related to the Assets for the nine months ended September 30, 2017 and for the year ended December 31, 2016.

(f)	Elimination of direct operating expenses related to the Assets for the nine months ended September 30, 2017 and for the year ended December 31, 2016.

BILL BARRETT CORPORATION

Unaudited Pro Forma Condensed Consolidated Balance Sheet

September 30, 2017

	Bill Barrett Historical	Pro Forma Adjustments		Unaudited Pro Forma Balance Sheet
	(in thousands)
Assets:
Current assets:
Cash and cash equivalents	$155,885	$103,000	(a)	$258,885
Accounts receivable, net of allowance for doubtful accounts	42,089	—		42,089
Derivative assets	5,782	—		5,782
Assets held for sale, net of depreciation, depletion, amortization and impairment	145,553	(145,553	)(b)	—
Prepayments and other current assets	2,209	—		2,209

Total current assets	351,518	(42,553)		308,965
Property and equipment — At cost, successful efforts method for oil and gas properties:
Proved oil and gas properties	1,292,786	—		1,292,786
Unproved oil and gas properties, excluded from amortization	70,535	—		70,535
Furniture, equipment and other	17,217	—		17,217

	1,380,538	—		1,380,538
Accumulated depreciation, depletion, amortization and impairment	(404,693)	—		(404,693)

Total property and equipment, net	975,845	—		975,845
Deferred financing costs and other noncurrent assets	3,143	—		3,143

Total	$1,330,506	$(42,553)		$1,287,953

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and accrued liabilities	$85,678	$—		$85,678
Amounts payable to oil and gas property owners	12,563	—		12,563
Production taxes payable	22,805	—		22,805
Current portion of long-term debt	465	—		465
Liabilities associated with assets held for sale	4,856	(4,856	)(b)	—

Total current liabilities	126,367	(4,856)		121,511
Long-term debt, net of debt issuance costs	668,744	—		668,744
Asset retirement obligations	15,771	—		15,771
Derivatives and other noncurrent liabilities	4,610	—		4,610
Total stockholders’ equity	515,014	(37,697	)(c)	477,317

Total	$1,330,506	$(42,553)		$1,287,953

BILL BARRETT CORPORATION

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the nine months ended September 30, 2017

	Bill Barrett Historical	Pro Forma Adjustments		Unaudited Pro Forma Statement of Operations
	(in thousands, except share and per share amounts)
Operating Revenues:
Oil, gas and NGL production	$168,541	$(24,221	)(d)	$144,320
Other operating revenues	926	(426	)(e)	500

Total operating revenues	169,467	(24,647)		144,820
Operating Expenses:
Lease operating expense	17,287	(4,235	)(f)	13,052
Gathering, transportation and processing expense	1,644	(254	)(f)	1,390
Production tax expense	9,140	(792	)(f)	8,348
Exploration expense	48	(12	)(f)	36
Impairment, dry hole costs and abandonment expense	8,336	—		8,336
(Gain) loss on sale of properties	(92)	—		(92)
Depreciation, depletion and amortization	119,409	(6,421	)(f)	112,988
Unused commitments	13,687	—		13,687
General and administrative expense	30,788	(161	)(f)	30,627
Other operating expenses, net	(1,610)	—		(1,610)

Total operating expenses	198,637	(11,875)		186,762

Operating Income (Loss)	(29,170)	(12,772)		(41,942)
Other Income and Expense:
Interest and other income	1,030	—		1,030
Interest expense	(44,014)	—		(44,014)
Commodity derivative gain (loss)	19,654	—		19,654
Gain (loss) on extinguishment of debt	(7,904)	—		(7,904)

Total other income and expense	(31,234)	—		(31,234)

Income (Loss) before Income Taxes	(60,404)	(12,772)		(73,176)
(Provision for) Benefit from Income Taxes	—	—		—

Net Income (Loss)	$(60,404)	$(12,772)		$(73,176)

BILL BARRETT CORPORATION

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the year ended December 31, 2016

	Bill Barrett Historical	Pro Forma Adjustments		Unaudited Pro Forma Statement of Operations
	(in thousands, except share and per share amounts)
Operating Revenues:
Oil, gas and NGL production	$178,328	$(26,052	)(d)	$152,276
Other operating revenues	491	(628	)(e)	(137)

Total operating revenues	178,819	(26,680)		152,139
Operating Expenses:
Lease operating expense	27,886	(7,134	)(f)	20,752
Gathering, transportation and processing expense	2,365	(439	)(f)	1,926
Production tax expense	10,638	(1,189	)(f)	9,449
Exploration expense	83	(9	)(f)	74
Impairment, dry hole costs and abandonment expense	4,249	(4	)(f)	4,245
(Gain) loss on sale of properties	1,078	—		1,078
Depreciation, depletion and amortization	171,641	(9,830	)(f)	161,811
Unused commitments	18,272	—		18,272
General and administrative expense	42,169	(78	)(f)	42,091
Other operating expenses, net	(316)	—		(316)

Total operating expenses	278,065	(18,683)		259,382

Operating Income (Loss)	(99,246)	(7,997)		(107,243)
Other Income and Expense:
Interest and other income	235	—		235
Interest expense	(59,373)	—		(59,373)
Commodity derivative gain (loss)	(20,720)	—		(20,720)
Gain (loss) on extinguishment of debt	8,726	—		8,726

Total other income and expense	(71,132)	—		(71,132)

Income (Loss) before Income Taxes	(170,378)	(7,997)		(178,375)
(Provision for) Benefit from Income Taxes	—	—		—

Net Income (Loss)	$(170,378)	$(7,997)		$(178,375)